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                                                                    EXHIBIT 10.5


                                LETTER AGREEMENT

                                  May 1, 2002

Mr. John T. Dee
113 New Haven Boulevard
Jupiter, FL  33458

Dear John:

         This letter is intended to amend the Employment Agreement dated as of August 24, 1998 between Volume Services America Holdings, Inc. (formerly VSI Acquisition II Corporation) (the "Company") and yourself (the "Agreement"). Capitalized terms used herein and not defined have the meanings specified in the Agreement.

         1. TERM. Section 1 of the Agreement shall be amended to extend the Term to the seventh anniversary of the Effective Date (i.e., through August 24, 2005). Accordingly, the current Section 1 shall be deleted in its entirety and replaced with the following:

                  "1. TERM. The employment of the Executive under this Agreement shall commence as of August 24, 1998 (the "Effective Date") and shall continue through the seventh anniversary of the Effective Date (the "Term"), subject to earlier termination as provided for in Section 4."

         2. DUTIES. Section 2 of the Agreement shall be amended to provide that you shall serve as Chairman of the Board of Directors of the Company. Accordingly, Section 2(a) of the Agreement shall be deleted in its entirety and replaced with the following:

                  "(a) During the Term, the Executive shall devote all of his business time, effort and energies to the business of the Company. The Executive shall be nominated and, when elected, shall serve as a member and Chairman of the Board of Directors of the Company (the "Board"). The Executive shall have such authority and responsibilities, and shall serve in such capacities with the Company's majority-owned subsidiaries and affiliates, as are consistent with his position as Chairman and from time to time assigned to him by the Board."

         3. BASE SALARY. Section 3(a) of the Agreement shall be amended to provide for half-salary during the extended term of the Agreement. Accordingly,
Section 3(a) of the Agreement shall be deleted in its entirety and replaced with the following:

                  "(a) BASE SALARY. The Company shall pay the Executive an annual salary of $465,000 through August 24, 2003 and thereafter an annual salary of $232,500. The Executive's annual salary shall be payable in accordance with the Company's salary payment policies governing senior executives."

         4. BENEFITS. Section 3(d)(i) of the Agreement shall be amended with respect to medical benefits so that the current Section 3(d)(i) shall be deleted in its

                                Mr. John T. Dee
                                  May 1, 2002

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entirety and replaced with the following:

                  "(i) During the Term, the Executive shall be entitled to the coverage or benefits under any and all employee benefit plans maintained by the Company (including, without limitation, medical insurance, life insurance, split-dollar life insurance, long-term disability insurance and pension plans, if any) to the extent permissible under the terms of the plans. In addition, until the Executive reaches age 65, the Company shall continue to provide the Executive and his spouse and minor children with medical, hospitalization and dental insurance comparable to that provided by the Company on the date hereof, including up to $150,000 of the cost of providing the current Exec-U-Care, SML Select and Blue Cross/Blue Shield Executive Medical Cost Policy or similar products (the "Additional Medical Benefits")."

         5. TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The definition of "Good Reason" in Section 4(d) of the Agreement shall be amended to delete
Section 4(d)(ii) thereof.

         6. CONSEQUENCES OF TERMINATION. Sections 5(b) and (c) of the Agreement shall be amended, among other things, to take into account the extended term of the Agreement. Accordingly, Section 5(b) of the Agreement shall be deleted in its entirety and replaced with the following:

                  (b) DEATH OR DISABILITY. If the Executive's employment under this Agreement is terminated pursuant to Section 4(a) due to death or Disability, the Executive shall not thereafter be entitled to receive any salary, bonus or other payments or benefits under this Agreement, except that the Executive or his estate (as the case may be) shall be entitled to receive the following: (a) payments pursuant to Section 3(a) of salary for the balance of the Term, as and when they would be payable absent such termination; (b) reimbursement pursuant to Section 3(c) of expenses incurred through the date of termination; (c) except as provided in subparagraph (e) of this Section concerning all life insurance benefits, benefits, at the then current employee rates, pursuant to Section 3(d)(i) for the balance of the Term, provided that (i) nothing herein shall require the Company to provide Additional Medical Benefits if the Executive dies or reaches age 65; (ii) the Executive, his spouse and/or minor children will make a "COBRA" election if requested by the Company; and (iii) the Company shall not be required to provide coverage when COBRA is not available; (d) accrued vacation (to the extent salary payable under subparagraph (a) of this Section is less than the amount accrued) and (e) assignment of title to any life insurance policy covering the life of the Executive, after which time the Executive shall be fully responsible for all costs of such policy due and payable after termination of his employment (and provided that, in the event such policy is a "split dollar" policy or otherwise evidences an ownership interest by the Company, the Company shall waive its right to recover its interest therein).

         In addition, Section 5(c) of the Agreement shall be deleted in its entirety and replaced with the following:

                  (c) OTHER TERMINATIONS. If the Executive's employment under this Agreement is terminated (i) by the Company pursuant to Section 4(c) or (ii) by the Executive pursuant to Section 4(d), the Executive shall

                                Mr. John T. Dee
                                  May 1, 2002

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                  not thereafter be entitled to receive any salary, bonus or other payments or benefits under this Agreement, except that the Executive shall be entitled to receive the following: (a) payments pursuant to Section 3(a) of salary for the balance of the Term, as and when they would be payable absent such termination; (b) reimbursement pursuant to Section 3(c) of expenses incurred through the date of termination; (c) except as provided in subparagraph (e) of this Section concerning all life insurance benefits, benefits, at the then current employee rates, pursuant to Section 3(d)(i) for the balance of the Term, provided that (i) nothing herein shall require the Company to provide Additional Medical Benefits if the Executive dies or reaches age 65; (ii) the Executive, his spouse and/or minor children will make a "COBRA" election if requested by the Company; and (iii) the Company shall not be required to provide coverage when COBRA is not available; (d) accrued vacation (to the extent salary payable under subparagraph (a) of this Section is less than the amount accrued) and (e) assignment of title to any life insurance policy covering the life of the Executive, after which time the Executive shall be fully responsible for all costs of such policy due and payable after termination of his employment (and provided that, in the event such policy is a "split dollar" policy or otherwise evidences an ownership interest by the Company, the Company shall waive its right to recover its interest therein).

         7. NOTICES. Section 7(a) of the Agreement shall be amended to provide that notices to the Executive shall be made to the address set forth above and notices to the Company shall be made in the name of Volume Services America Holdings, Inc. rather than VSI Acquisition II Corporation.

         Except as specifically amended as set forth herein, the Agreement will remain in full force and effect.

         If the foregoing is acceptable to you, kindly countersign one copy of this letter where indicated below and return it to the undersigned.

                                Sincerely yours,

                                Volume Services America Holdings, Inc.

                                By:  /s/ Janet L. Steinmayer
                                Its: General Counsel and Secretary

Agreed to and accepted:


/s/ John T. Dee
___________________________
John T. Dee


                                Mr. John T. Dee
                                  May 1, 2002

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